SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2009

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-105778	87-0618831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 White Plains Road Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 372-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On the date hereof, The Center for Wound Healing, Inc. (the “Company”), Bison Capital Equity Partners II-A, L.P. (“Bison A”) and Bison Capital Equity Partners II-B, L.P. (“Bison B” and together with Bison A, the “Purchaser”) have agreed to amend the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of March 31, 2008, by and between the Company and the Purchaser, as described under Item 2.03 of this report.

Item 2.03. Creation of a Direct Financial Obligation

As reported in the Form 8-K filed by the Company on April 14, 2009, pursuant to Article 12.1(a) of the Securities Purchase Agreement, the Company's delivery of audited financial statements for its 2008 fiscal year ended June 30, 2008 to the Purchaser on September 24, 2008 triggered the Purchaser's right to request that the Company purchase all of the capital stock of the Company owned directly or indirectly by Purchaser or its affiliates (or their assigns) (the “Put”).  The Purchaser has not exercised its Put right or stated any intention to do so.  The parties to the Securities Purchase Agreement are in agreement that, if the Put was exercised on the date hereof, the Put Price (as defined in the Securities Purchase Agreement) would be equal to approximately $2,000,000.  The parties are working together to amend the Securities Purchase Agreement to reflect their intention with respect to the calculation of the Put Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Center for Wound Healing, Inc.

Dated: April 17, 2009	By:	/s/ Andrew G. Barnett
Name: Andrew G. Barnett
Title: Chief Executive and Chief Financial Officer